   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 1995


                                                       REGISTRATION NO. 33-61669
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               APACHE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                    1311                                   41-0747868
     (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                     ONE POST OAK CENTRAL                                             Z.S. KOBIASHVILI
              2000 POST OAK BOULEVARD, SUITE 100                                     APACHE CORPORATION
                   HOUSTON, TEXAS 77056-4400                                        ONE POST OAK CENTRAL
                        (713) 296-6000                                       2000 POST OAK BOULEVARD, SUITE 100
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE                             HOUSTON, TEXAS 77056-4400
                NUMBER, INCLUDING AREA CODE, OF                                        (713) 296-6000
           REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                       (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                                                                              TELEPHONE NUMBER, INCLUDING AREA
                                                                                 CODE, OF AGENT FOR SERVICE)

                                   Copies to:

                   ERIC L. HARRY                                   JOHN B. CLUTTERBUCK
                APACHE CORPORATION                        MAYOR, DAY, CALDWELL & KEETON, L.L.P.
               ONE POST OAK CENTRAL                                   700 LOUISIANA
        2000 POST OAK BOULEVARD, SUITE 100                        HOUSTON, TEXAS 77002
             HOUSTON, TEXAS 77056-4400                               (713) 225-7000
                  (713) 296-6000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: On a continuous or delayed basis pursuant to Rule 415 after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               APACHE CORPORATION
                             CROSS REFERENCE SHEET
             BETWEEN ITEMS IN PART I OF THE REGISTRATION STATEMENT
               (FORM S-4) AND PROSPECTUS PURSUANT TO ITEM 501(B)

                           ITEM OF FORM S-4                             LOCATION IN PROSPECTUS
                           ----------------                             ----------------------
  1.  Forepart of Registration Statement and Outside Front Cover
      Page of Prospectus........................................  Outside Front Cover Page of
                                                                  Prospectus

 2.  Inside Front and Outside Back Cover Pages of Prospectus...  Inside Front Cover Page of
                                                                  Prospectus; Available Information;
                                                                  Incorporation of Certain Documents
                                                                  by Reference

  3.  Risk Factors, Ratio of Earnings to Fixed Charges and Other
      Information...............................................  Outside Front Cover Page of
                                                                  Prospectus; Incorporation of
                                                                  Certain Documents by Reference;
                                                                  The Company

  4.  Terms of the Transaction..................................  Outside Front Cover Page of
                                                                  Prospectus; Apache Acquisition
                                                                  Program; Comparison of Certain Oil
                                                                  and Gas Interests and Common
                                                                  Stock; Use of Proceeds

  5.  Pro Forma Financial Information...........................  *

  6.  Material Contacts with the Company Being Acquired.........  *

  7.  Additional Information Required for Reoffering by Persons
      and Parties Deemed To Be Underwriters.....................  *

  8.  Interests of Named Experts and Counsel....................  *

  9.  Disclosure of Commission Position on Indemnification For
      Securities Act Liabilities................................  *

 10.  Information with Respect to S-3 Registrants...............  The Company; Apache Acquisition
                                                                  Program; Comparison of Certain Oil
                                                                  and Gas Interests and Common
                                                                  Stock; Use of Proceeds;
                                                                  Description of Capital Stock;
                                                                  Incorporation of Certain Documents
                                                                  by Reference

 11.  Incorporation of Certain Information by Reference.........  Incorporation of Certain Documents
                                                                  by Reference

 12.  Information with Respect to S-2 or S-3 Registrants........  *

 13.  Incorporation of Certain Information by Reference.........  *

 14.  Information with Respect to Registrants other than S-3 or
      S-2 Registrants...........................................  *

 15.  Information with Respect to S-3 Companies.................  *

 16.  Information with Respect to S-2 or S-3 Companies..........  *

 17.  Information with Respect to Companies other than S-3 or
      S-2 Companies.............................................  *

 18.  Information if Proxies, Consents or Authorizations are to
      be Solicited..............................................  *

 19.  Information if Proxies, Consents or Authorizations are not
      to be Solicited in an Exchange Offer......................  *

- ---------------
* Not applicable or answer is negative.

***************************************************************************
*                                                                         *
*  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A  *
*  REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED     *
*  WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT  *
*  BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE        *
*  REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT    *
*  CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY     *
*  NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH  *
*  SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO            *
*  REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH    *
*  STATE.                                                                 *
*                                                                         *
***************************************************************************



                 SUBJECT TO COMPLETION DATED SEPTEMBER 7, 1995


PROSPECTUS

                                2,000,000 SHARES

                               APACHE CORPORATION

                                  COMMON STOCK

                               ------------------

     This Prospectus relates to 2,000,000 shares (the "Shares") of common stock, par value $1.25 per share ("Common Stock"), of Apache Corporation, a Delaware corporation (the "Company" or "Apache"), accompanied by Common Stock Purchase Rights, which may be offered and issued by the Company from time to time in connection with acquisitions of interests in oil and gas properties and related pipelines, equipment, contracts or other assets, or in partnerships, corporations or other entities that hold such interests or assets ("Oil and Gas Interests"). See "Apache Acquisition Program."

     This Prospectus is not available for use in connection with reoffers or resales of Shares by persons who may be deemed "affiliates" of either the Company or the entities from which Oil and Gas Interests will be acquired within the meaning of the Securities Act of 1933, as amended ("Securities Act"), and the rules thereunder. Such affiliates may resell such Shares pursuant to Rule 145(d) under the Securities Act or as otherwise provided under the Securities Act. See "Rule 145(d) Resales."


     The Common Stock of the Company is listed for trading on The New York Stock Exchange, Inc. ("NYSE") and the Chicago Stock Exchange ("CSE"). On September 5, 1995, the per share closing price of the Common Stock on the NYSE Composite Transactions Reporting System was $29 7/8.


                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                 ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

               THE DATE OF THIS PROSPECTUS IS             , 1995.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

     THIS PROSPECTUS INCORPORATES BY REFERENCE CERTAIN DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY UNDERTAKES TO PROVIDE COPIES OF SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE), WITHOUT CHARGE, TO ANY PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO Z.S. KOBIASHVILI, VICE PRESIDENT AND GENERAL COUNSEL, APACHE CORPORATION, ONE POST OAK CENTRAL, 2000 POST OAK BOULEVARD, SUITE 100, HOUSTON, TEXAS 77056-4400 (TELEPHONE (713) 296-6000). IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS, REQUESTS SHOULD BE RECEIVED BY THE COMPANY AT LEAST FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy statements and other information may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and also at the offices of the CSE, One Financial Place, 440 S. LaSalle Street, Chicago, Illinois 60605-1070.

     The Company has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, supplements and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock to be issued pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which were omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed, each such statement being qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

     1. Annual Report on Form 10-K/A for the fiscal year ended December 31, 1994, filed August 2, 1995.


     2. Quarterly Report on Form 10-Q/A for the quarter ended March 31, 1995, filed August 4, 1995.



     3. Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed August 14, 1995.



     4. Current Report on Form 8-K dated March 1, 1995, as amended by Amendment No. 1 on Form 8-K/A, filed March 22, 1995.



     5. Current Report on Form 8-K/A dated May 17, 1995, filed July 17, 1995.



     6. Current Report on Form 8-K dated June 30, 1995, filed July 24, 1995.



     7. Current Report on Form 8-K dated August 28, 1995, filed September 7,
        1995.



     8. Registration Statement on Form 8-A, dated January 21, 1986, for the Common Stock purchase rights issued under the Company's Rights Agreement dated January 10, 1986.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY


     Apache Corporation, a Delaware corporation formed in 1954, is an independent energy company that explores for, develops, produces, gathers, processes and markets crude oil and natural gas. In North America, the Company's exploration and production interests are spread over 15 states and two Canadian provinces, focusing on the Gulf of Mexico, the Anadarko Basin, the Permian Basin, the Gulf Coast, the Rocky Mountains and the Western Sedimentary Basin of Canada. Outside of North America, the Company has exploration and production interests offshore Western Australia and exploration interests in Egypt and Indonesia and offshore China and the Ivory Coast. The Common Stock has been listed on the NYSE since 1969 and on the CSE since 1960.



     The Company holds interests in many of its U.S., Canadian and international properties through operating subsidiaries, such as MW Petroleum Corporation, DEK Energy Company (formerly known as DEKALB Energy Company), Apache Energy Resources Corporation (formerly known as Hadson Energy Resources Corporation), Apache Energy Limited (formerly known as Hadson Energy Limited), Apache International, Inc. and Apache Overseas, Inc. The Company treats all operations as one segment of business.


                                USE OF PROCEEDS

     This Prospectus relates to Common Stock (accompanied by Common Stock Purchase Rights) which may be offered and issued by the Company from time to time in connection with acquisitions of Oil and Gas Interests. Other than the Oil and Gas Interests acquired, there will be no proceeds to the Company from these offerings.

                           APACHE ACQUISITION PROGRAM

     As a part of its growth strategy, the Company pursues an aggressive and selective acquisition program targeting properties that have ascertainable additional reserve potential and are compatible with its existing operations.

     The terms of acquisitions will be determined by negotiations between the Company's representatives and the owners or controlling persons of the Oil and Gas Interests to be acquired. Factors to be taken into account in acquisitions may include, among other relevant factors, the estimated quantities and costs of development and production of the oil and gas reserves represented by the Oil and Gas Interests, the location, historical and projected rate of hydrocarbon production and potential for future exploration, development, workover and recompletion of the properties to which the Oil and Gas Interests relate, such properties' operating costs and infrastructure, the availability and cost of transportation to markets, the prospects generally for hydrocarbon prices, and the market value of the Common Stock where pertinent. It is anticipated that the Shares issued in any such acquisition will be valued at a price reasonably related to the current market value of the Common Stock, either at the time the terms of the acquisition are tentatively agreed upon, at or about the time of closing, or during the period or periods prior to delivery of the Shares.


     The consideration for acquisitions will consist of Common Stock, cash, notes or other evidences of indebtedness, guarantees, assumption of liabilities and obligations, or a combination thereof, as determined from time to time by negotiations between the Company and the owners or controlling persons of the Oil and Gas Interests to be acquired. In addition, the Company may enter into other agreements with the former owners or key executive personnel involved with the Oil and Gas Interests acquired, including without limitation, management, consulting and noncompetition agreements.


                  COMPARISON OF CERTAIN OIL AND GAS INTERESTS
                                AND COMMON STOCK

     There are a number of significant differences between ownership of Common Stock and ownership of Oil and Gas Interests. The following provides a brief comparison of principal differences between Common Stock and the rights generally associated with certain types of Oil and Gas Interests known as royalty interests and working interests. Since the rights associated with each type of Oil and Gas Interest will be governed entirely by the documents executed in connection with the creation of such interests and applicable state and federal law, this comparison is necessarily general in nature and should be read in conjunction with a review of the applicable governing documents and relevant law.


     The Shares of Common Stock will be fully paid and nonassessable. Royalty interest owners do not generally bear any expenses of production, but working interest owners generally are subject to assessments for all costs of exploration, development and production.



     The Shares of Common Stock will be listed on the NYSE and CSE and, subject to applicable securities laws, will be freely transferable. The transferability of royalty interests and working interests is generally restricted by the unavailability of a market therefor.


     The holders of Common Stock are entitled to dividends only if declared by the Company's Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets of the Company remaining after payment of liabilities. Holders of royalty and working interests are entitled to a share of oil and gas production or revenues from the properties covered by their interests.

     The Company is a taxable entity and pays federal income taxes on its income computed at the corporate level. For federal income tax purposes, any dividends or other distributions to holders of Common Stock will constitute ordinary income to them, and a sale of shares of Common Stock for cash will normally result in a capital gain or loss. Royalty interest and working interest owners generally pay federal income taxes directly based on their share of revenues attributable to production less any available deductions.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 5,000,000 shares of preferred stock, none of which were outstanding as of July 31, 1995, and 215,000,000 shares of Common Stock, of which 69,918,305 were outstanding as of July 31, 1995.

     The descriptions set forth below of the Common Stock and preferred stock constitute brief summaries of certain provisions of the Company's Restated Certificate of Incorporation and Bylaws and are qualified in their entirety by reference to the relevant provisions of such documents, both of which are filed or listed as exhibits to the Registration Statement of which this Prospectus is a part and are incorporated herein by reference.

COMMON STOCK

     All outstanding shares of Common Stock are fully paid and nonassessable, and all holders of Common Stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The Board of Directors of the Company is classified into three groups of approximately equal size, one-third elected each year. Stockholders do not have the right to cumulate votes in the election of directors and have no preemptive or subscription rights. The Common Stock is neither redeemable nor convertible, and there are no sinking fund provisions relating to such stock.

     Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets of the Company remaining after payment of liabilities.

     The Company's current policy is to reserve one share of Common Stock for each share issued in order to provide for the possible exercise of the Common Stock Purchase Rights ("Rights") under the Company's existing Rights Agreement.


     The currently outstanding Common Stock and the Rights are listed on the NYSE and the CSE. Norwest Bank Minnesota, National Association is the transfer agent and registrar for the Common Stock.

     The Company typically mails its annual report to stockholders within 120 days after the end of its fiscal year. Notices of stockholder meetings are mailed to record holders of Common Stock at their addresses shown on the books of the transfer agent and registrar.

PREFERRED STOCK


     No preferred stock is outstanding. Shares of preferred stock may be issued by the Board of Directors with such voting powers and in such classes and series, and with such designations, preferences, and relative, participating, optional or other special rights qualifications, limitations or restrictions thereof, as may be stated and expressed in the resolution or resolutions providing for the issuance of such stock. The Company has no current plans to issue any preferred stock.



CHANGE OF CONTROL



     The Company's Restated Certificate of Incorporation includes provisions designed to prevent the use of certain tactics in connection with a potential takeover of the Company. Article Twelve of the Restated Certificate of Incorporation generally stipulates that the affirmative vote of 80% of the Company's voting shares is required to adopt any agreement for the merger or consolidation of the Company with or into any other corporation which is the beneficial owner of more than 5% of the Company's voting shares. Article Twelve further provides that such an 80% approval is necessary to authorize any sale or lease of assets between the Company and any beneficial holder of 5% or more of the Company's voting shares. Article Fourteen of the Restated Certificate of Incorporation contains a "fair price" provision which requires that any tender offer made by a beneficial owner of more than 5% of the outstanding voting stock of the Company in connection with any plan of merger, consolidation or reorganization, any sale or lease of substantially all of the Company's assets, or any issuance of equity securities of the Company to the 5% stockholder must provide at least as favorable terms to each holder of Common Stock other than the stockholder making the tender offer. Article Fifteen of the Restated Certificate of Incorporation contains an "anti-greenmail" mechanism which prohibits the Company from acquiring any voting stock from the beneficial owner of more than 5% of the outstanding voting stock of the Company, except for acquisitions pursuant to a tender offer to all holders of voting stock on the same price, terms and conditions, acquisitions in compliance with Rule 10b-18 of the Exchange Act and acquisitions at a price not exceeding the market value per share. Article Sixteen of the Restated Certificate of Incorporation prohibits the stockholders of the Company from acting by written consent in lieu of a meeting.


                              RULE 145(D) RESALES


     Persons receiving Common Stock pursuant to this Prospectus will generally be deemed an "affiliate" for purposes of Rule 145(d) under the Securities Act. Rule 145(d) provides that such affiliates may resell their Common Stock in the manner specified therein and, by so doing, avoid being deemed to be engaged in a distribution or to be an underwriter of such Common Stock.



     Resales of Common Stock may be made in compliance with Rule 145(d) provided, among other things, that (i) Apache continues to comply with its obligations to make filings under the Exchange Act, (ii) sales of Common Stock by the affiliate during the preceding three months are limited to the greater of
(A) one percent of the outstanding Common Stock, or (B) the average weekly trading volume of the Common Stock, and (iii) all sales are made through "brokers' transactions," which generally exclude any underwriting or other form of solicitation.


                                 LEGAL MATTERS

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Mayor, Day, Caldwell & Keeton, L.L.P., Houston, Texas.

                                    EXPERTS

     The audited consolidated financial statements of the Company and the audited statement of Combined Revenues and Direct Operating Expenses for the Oil and Gas Properties of Texaco Exploration and Production Inc. Sold to Apache Corporation, each incorporated by reference into this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto. In its report on the consolidated financial statements of the Company, that firm states that with respect to DEKALB Energy Company ("DEKALB") its opinion is based on the report of other independent public accountants, namely Coopers & Lybrand. The financial statements referred to above have been incorporated by reference or included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The audited consolidated financial statements of DEKALB incorporated by reference in this registration statement have been audited by Coopers & Lybrand, Chartered Accountants, as indicated in their report with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     The information incorporated by reference herein regarding the total proved reserves of the Company was prepared by the Company and reviewed by Ryder Scott Company Petroleum Engineers ("Ryder Scott") as stated in their letter report with respect thereto. The information incorporated by reference herein regarding the total proved reserves of DEKALB was prepared by DEKALB and reviewed by Ryder Scott as stated in their letter report with respect thereto.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL"), inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the suit or proceeding if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any pending, completed or threatened action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) the person shall not have been adjudged liable to the corporation. The indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. The Company maintains policies insuring the officers and directors of the Company and its subsidiaries against certain liabilities for actions taken in their capacities, including liabilities under the Securities Act.

     Article VII of the Company's Bylaws provides, in substance, that directors, officers, employees and agents of the Company shall be indemnified to the extent permitted by Section 145 of the DGCL. Additionally, the Seventeenth Article of the Company's Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (i) for a breach of a director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions by a director not in good faith;
(iii) for acts or omissions by a director involving intentional misconduct or a knowing violation of the law; (iv) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL); and (v) for transactions from which the director derives an improper personal benefit.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes as follows:

     (a) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (b) (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

     (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;


     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 20 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;


     (d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request;

     (e) To supply by means of a post-effective amendment all required information concerning a transaction, and the company being acquired involved therein, that was not included in the registration statement when it became effective;

     (f) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;


     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     (3) To remove from registration by means of a post-offering amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Pursuant to the requirements of Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas.


                                          APACHE CORPORATION


Date: September 6, 1995                   By: /s/ Z. S. KOBIASHVILI

                                          --------------------------------------
                                                  Z. S. Kobiashvili

                                                 Vice President and General
                                                 Counsel



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons, in the capacities and on the dates indicated. (Apache Corporation does not have a Principal Financial Officer.)



                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------  -----------------------------  ------------------
                RAYMOND PLANK*                 Chairman of the Board and       September 6, 1995
- ---------------------------------------------  Chief Executive Officer
                Raymond Plank                  (Principal Executive Officer)

               MARK A. JACKSON*                Vice President, Finance         September 6, 1995
- ---------------------------------------------
               Mark A. Jackson

               R. KENT SAMUEL*                 Controller and Chief            September 6, 1995
- ---------------------------------------------  Accounting Officer (Principal
               R. Kent Samuel                  Accounting Officer)

             FREDERICK M. BOHEN*                         Director              September 6, 1995
- ---------------------------------------------
             Frederick M. Bohen

                VIRGIL B. DAY*                           Director              September 6, 1995
- ---------------------------------------------
                Virgil B. Day

              G. STEVEN FARRIS*                          Director              September 6, 1995
- ---------------------------------------------
              G. Steven Farris

             RANDOLPH M. FERLIC*                         Director              September 6, 1995
- ---------------------------------------------
             Randolph M. Ferlic

             EUGENE C. FIEDOREK*                         Director              September 6, 1995
- ---------------------------------------------
             Eugene C. Fiedorek

                  SIGNATURE                                TITLE                     DATE
                  ---------                                -----                     ----

              W. BROOKS FIELDS*                          Director              September 6, 1995
- ---------------------------------------------
              W. Brooks Fields

            ROBERT V. GISSELBECK*                        Director              September 6, 1995
- ---------------------------------------------
            Robert V. Gisselbeck

             STANLEY K. HATHAWAY*                        Director              September 6, 1995
- ---------------------------------------------
             Stanley K. Hathaway

                JOHN A. KOCUR*                           Director              September 6, 1995
- ---------------------------------------------
                John A. Kocur

               JOSEPH A. RICE*                           Director              September 6, 1995
- ---------------------------------------------
               Joseph A. Rice

      *    /s/  Z. S. KOBIASHVILI
- ---------------------------------------------
        Z. S. Kobiashvili, Attorney-in-Fact

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER
- ----------
   4.1     Restated Certificate of Incorporation of Apache Corporation (incorporated by reference to Exhibit 3.1 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, Commission File No. 1-4300)

   4.2     Bylaws of Apache Corporation as of July 31, 1995 (incorporated by reference to
           Exhibit 4.2 to Apache's Registration Statement on Form S-4, Registration No.
           33-61669, filed with the Commission on August 8, 1995)

   4.3     Form of Common Stock Certificate (incorporated by reference to Exhibit 4.4 to
           Amendment No. 1 to Apache's Registration Statement on Form S-3, Registration No.
           33-5097, filed with the Commission on May 16, 1986)

   4.4     Rights Agreement dated as of January 10, 1986, between Apache Corporation and
           First Trust Company, Inc., rights agent, relating to the declaration of Rights to
           Apache's common stockholders of record on January 24, 1986 (incorporated by reference to Exhibit 4.9 to Apache's Annual Report on Form 10-K for the fiscal year ended December 31, 1985, Commission File No. 1-4300)

   4.5     Indenture dated as of May 15, 1992, among Apache Corporation and Norwest Bank,
           Minnesota, N.A. as trustee, relating to Apache's 9.25% Notes due 2002
           (incorporated by reference to Exhibit 4.01 to Apache's Registration Statement on
           Form S-3, Registration No. 33-47363, filed with the Commission on April 21, 1992)

   4.6     Fiscal Agency Agreement dated as of January 4, 1995, between Apache Corporation and Chemical Bank, as fiscal agent, relating to Apache's 6% Convertible
           Subordinated Debentures due 2002 (incorporated by reference to Exhibit 99.2 to
           Amendment No. 1 on Form 8-K/A to Apache's Current Report on Form 8-K dated
           December 6, 1994, Commission File No. 1-4300)

   5.1     Opinion of Mayor, Day, Caldwell & Keeton, L.L.P., as to legality of issuance of
           Common Stock (incorporated by reference to Exhibit 5.1 to Apache's Registration
           Statement on Form S-4, Registration No. 33-61669, filed with the Commission on
           August 8, 1995)

  23.1*    Consent of Arthur Andersen LLP

  23.2*    Consent of Coopers & Lybrand, Chartered Accountants

  23.3     Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (included in Exhibit 5.1)
           (incorporated by reference to Exhibit 23.3 to Apache's Registration Statement on
           Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995)

  23.4     Consent of Ryder Scott, Petroleum Engineers (incorporated by reference to Exhibit
           23.4 to Apache's Registration Statement on Form S-4, Registration No. 33-61669,
           filed with the Commission on August 8, 1995)

  24.1     Power of Attorney (included as part of the signature pages in Part II)
           (incorporated by reference to Exhibit 24.1 to Apache's Registration Statement on
           Form S-4, Registration No. 33-61669, filed with the Commission on August 8, 1995)


- ---------------

* Filed herewith